Exhibit 99.1
Nevro Announces Preliminary Fourth-Quarter
and Full-Year 2024 Revenue Results
Cash, Cash Equivalents and Short-Term Investments Increased
Approximately $15.5 million in the Fourth Quarter of 2024
REDWOOD CITY, California – January 13, 2025 – Nevro Corp. (NYSE: NVRO), a global medical device company that is delivering comprehensive, life-changing solutions for the treatment of chronic pain, today announced its preliminary, unaudited fourth-quarter and full-year 2024 revenue and other financial results.

Preliminary, Unaudited Financial Highlights
•Fourth-quarter 2024 worldwide revenue is expected to be approximately $105 million to $106 million, representing a decrease of 9% to 10% on a reported and constant currency basis compared with the fourth quarter of 2023; fourth-quarter 2024 U.S. revenue is expected to be approximately $91 million to $92 million, representing a decrease of 9% to 10% compared with the fourth quarter of 2023.
•Full-year 2024 worldwide revenue is expected to be approximately $408 million to $409 million, representing a year-over-year decrease of approximately 4% on a reported and constant currency basis compared with the full-year 2023; full-year 2024 U.S. revenue is expected to be approximately $352.5 million to $353.5 million, or an approximately 4% decrease compared with full-year 2023. Full-year 2024 worldwide revenue is higher than the guidance the company provided in November 2024 primarily due to the impact of greater-than-anticipated spinal cord stimulation (SCS) device replacement procedures in the fourth quarter of 2024.
•Cash, cash equivalents and short-term investments are expected to total approximately $292.5 million as of December 31, 2024, an increase of approximately $15.5 million from September 30, 2024.
“We are pleased that our full-year 2024 worldwide revenue is coming in ahead of our expectations,” said Kevin Thornal, Nevro’s CEO and president. “Also, as we previously communicated, we reallocated investments to our direct-to-consumer (DTC) advertising efforts in the third quarter of 2024, and we continue to see patient interest and response as a result. We anticipate that the benefit from our DTC advertising will ramp throughout 2025, with a more meaningful impact in the second half of the year. Importantly, our balance sheet remains strong, reflecting our continued focus on working capital management and the benefits from our 2024 restructurings.”
The company expects to report its fourth-quarter and full-year 2024 financial results and provide full-year 2025 guidance on its fourth-quarter 2024 earnings call in early March 2025.

Strategic Review Process
As previously announced, Nevro remains in ongoing discussions as it continues to explore strategic options to accelerate its growth, diversify its product portfolio and deliver shareholder value. The company will not provide any further comment or update on this process at this time.
Internet Posting of Information
Nevro routinely posts information that may be important to investors in the "Investor Relations" section of its website at www.nevro.com. The company encourages investors and potential investors to consult the Nevro website regularly for important information about Nevro.
About Nevro
Headquartered in Redwood City, California, Nevro is a global medical device company focused on delivering comprehensive, life-changing solutions that continue to set the standard for enduring patient outcomes in chronic pain treatment. The company started with a simple mission to help more patients suffering from debilitating pain and developed its proprietary 10 kHz Therapy™, an evidence-based, non-pharmacologic innovation that has impacted the lives of more than 115,000 patients globally. Nevro's comprehensive HFX™ spinal cord stimulation (SCS) platform includes the Senza® SCS system and support services for the treatment of chronic pain of the trunk and limb and painful diabetic neuropathy.

Nevro also provides minimally invasive treatment options for patients suffering from chronic sacroiliac joint ("SI joint") pain and offers the most comprehensive portfolio of products in the SI joint fusion space, designed to meet the preferences of physicians and varying patient needs in order to improve outcomes and quality of life for patients.

Senza®, Senza II®, Senza Omnia™, and HFX iQ are the only SCS systems that deliver Nevro's proprietary 10 kHz Therapy. Nevro's unique support services provide every patient with an HFX Coach™ throughout their pain relief journey and every physician with Nevrocloud™ insights for enhanced patient and practice management.

SENZA, SENZA II, SENZA OMNIA, OMNIA, HF10, the HF10 logo, 10 kHz Therapy, HFX, the HFX logo, HFX iQ, the HFX iQ logo, HFX Algorithm, HFX CONNECT, the HFX Connect logo, HFX ACCESS, the HFX Access logo, HFX COACH, the HFX Coach logo, Nevrocloud, RELIEF MULTIPLIED, HFX AdaptivAI, the X logo, NEVRO, and the NEVRO logo are trademarks or registered trademarks of Nevro Corp. Patents covering Senza HFX iQ and other Nevro products are listed at Nevro.com/patents. Bluetooth® and the Bluetooth symbol are registered trademarks of their respective owners.

To learn more about Nevro, connect with us on LinkedIn, X, Facebook, and Instagram.
Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements reflecting the current beliefs and expectations of the company’s management, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including: expected fourth quarter 2024 U.S. and worldwide revenue; expected full-year 2024 U.S. and worldwide revenue; expected cash, cash equivalents and short-term investments; the impact of SCS device replacement procedures; the impact of our DTC advertising efforts; our belief that the actions we have taken and intend to take will further position us for growth, success, profitability and value creation; our belief that evaluating and/or engaging in strategic opportunities will help us diversify and grow our business, which we believe may position us to accelerate our goals of profitability and maximizing shareholder value; and our beliefs with regards to the SCS market and factors impacting our results, including the duration in which those factors will continue to impact our results. These forward-looking statements are based upon information that is currently available to us or our current expectations, speak only as of the date hereof, and are subject to numerous risks and uncertainties, including our ability to successfully commercialize our products; our ability to manufacture our products to meet demand; the level and availability of third-party payor reimbursement for our products; our ability to effectively manage our anticipated growth and the costs and expenses of operating our business; our ability to protect our intellectual property rights and proprietary technologies; our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties; competition in our industry; additional capital and credit availability; our ability to successfully integrate any additive acquisitions we may make, including our acquisition of Vyrsa™ Technologies; our ability to attract and retain qualified personnel; our ability to accurately forecast financial and operating results; our ability to successfully evaluate and execute on potential strategic opportunities; and product liability claims. These factors, together with those that are described in greater detail in our Annual Report on Form 10-K filed on February 23, 2024, as well as any reports that we may file with the Securities and Exchange Commission in the future, may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements. We expressly disclaim any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements. Nevro's operating results for the period ending December 31, 2024, are not necessarily indicative of the company’s operating results for any future periods.
Investor and Media Contact:
Angie McCabe
Vice President, Investor Relations & Corporate Communications
angeline.mccabe@nevro.com

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